As filed with the Commission on September 18, 2017

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC 20549

SCHEDULE 14C

Proxy Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, of the Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

ABCO ENERGY, INC.
 (Name of Registrant as Specified in Its Charter)

☒ No fee required
☐ Fee computed on table below per Exchange Act Rules (14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐ Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identity the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

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ABCO ENERGY, INC.
2100 North Wilmot Avenue
Tucson, AZ 85712
(520) 777-0511

PRELIMINARY COPY

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES
EXCHANGE ACT OF 1934 AND REGULATION 14C THEREUNDER
_______________________________________________________
WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY

To the Stockholders of ABCO Energy, Inc.
This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act  of 1934, as amended (the “Exchange Act”), to the  holders (the “Stockholders”) of (i) the common stock, $0.001 par value per share (the “Common Stock”), and (ii) the Preferred stock, par value $0.001 per share (the “Preferred Stock”), of ABCO Energy, Inc., a Nevada corporation (the “Company”), to notify the Stockholders that on September 15, 2017, a majority of the Company’s Stockholders holding Common Stock and/or Preferred Stock, under Nevada law by written consent, authorized an amendment to the Company’s Articles of Incorporation, as amended, to increase the authorized shares of Common Stock to 2,000,000,000 shares (“Amendment to Increase Capital”).  The Amendment to Increase Capital will become effective on the date hereof by the filing of the Amendment to Increase Capital with the Secretary of State of Nevada.
On September 15, 2017, shareholders of the Company owning 34,000,000 shares of its Common Stock and  15,000,000 shares of Preferred Stock, by written consent, adopted  the Amendment to Increase Capital and consummating the transactions embodied therein.
For further information regarding these matters, I urge you to carefully read the accompanying Information Statement.  If you have any questions about this proposal or would like additional copies of the Information Statement, you should contact me, Charles O’Dowd, the CEO and the Company Secretary at 2100 North Wilmot, Suite 211, Tucson, AZ 85712.
By order of the Board of Directors
 /s/Charles ‘O Dowd
CHARLES O’DOWD
President and Chief Executive Officer

ABCO ENERGY, INC.
2100 North Wilmot Avenue #211
Tucson, AZ 85712
(520) 777-0511

PRELIMINARY COPY
INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THESE CURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C THEREUNDER
This Information Statement (the “Information Statement”) is being mailed on or about September ____, 2017 to the holders of record at the close of business on August 31, 2017, of the Common Stock and Preferred Stock of ABCO Energy, Inc., a Nevada corporation (the “Company”), in connection with the actions authorized and approved by the Company’s Board of Directors and a majority of the voting powers of the Company to authorize an amendment to the Company’s Articles of Incorporation, as amended, to increase the authorized share of Common Stock to 2,000,000,000 shares (“Amended to Increase Capital”).  The Amendment to Increase Capital will become effective on the date of the filing of the Amendment to Increase Capital with the Secretary of State of Nevada.
There will not be a meeting of shareholders and none is required under Nevada General Corporation Law for these actions.
This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
The entire cost of furnishing this Information Statement will be borne by the Company.  We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.
 THE INCREASE THE COMPANY’S AUTHORIZED NUMBER
OF SHARES OF COMMON STOCK TO
2,000,000,000 SHARES OF COMMON STOCK

The Board of Directors believes it is in the best interest of the Company to increase the number of shares of Common Stock authorized by 1,000,000,000 shares of Common Stock bring the total number of authorized shares of Common Stock to 2,000,000,000 shares, See “Reasons  For the Increase” below. There are currently 1,000,000,000 shares of Common Stock authorized  issuance of which 125,694,900 shares  are  outstanding as of September 15, 2017.

Under the Nevada revised Statues, this increase will be approved if a majority of the voting shares by written consent are in favor of the increased authorized shares.

The text of the Amendment is set forth in Exhibit A attached hereto.

Exhibit A is herein after referred to as the “Articles of Amendment”.

This proposal to increase the number of shares of Common Stock authorized for issuance will become effective upon the filing of the Articles of Amendment with the Secretary of State of Nevada.

REASONS FOR THE INCREASE

The shareholders on August 17, 2017, authorized an increase to 1,000,000,000 from 50,000,000.  Our board of directors believes that it is desirable to have additional authorized shares of common stock available for possible future financings, acquisition transactions, joint ventures and other general corporate purposes. Our board of directors believes that having such additional authorized shares of common stock available for issuance in the future will give us greater flexibility and may allow such shares to be issued without the expense and delay of a special shareholders’ meeting unless such approval is expressly required by applicable law. Although such issuance of additional shares with respect to future financings and acquisitions would dilute existing shareholders, management believes that such transactions would increase the overall value of the Company to its shareholders. There are certain advantages and disadvantages of an increase in our authorized common stock. The advantages include:

•	The ability to raise capital by issuing capital stock under various types of transactions and financing transactions.

•	To have shares of common stock and preferred available to pursue business expansion opportunities, if any.

The disadvantages include:

•
The issuance of authorized but unissued stock could be used to deter a potential takeover of our Company that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with our Board of Directors’ desires. A takeover may be beneficial to independent shareholders because, among other reasons, a potential suitor may offer such shareholders a premium for their shares of stock compared to the then-existing market price. We do not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

•
Shareholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of common stock that may be issued in the future, and therefore, future issuances of common stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of our existing shareholders.

•
The additional shares of Common Stock for which authorization is sought in this proposal would be part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently outstanding.

Although the Company will need to raise significant capital in the near term as described in its filings with the Securities and Exchange Commission, other than as set forth under the caption “Certain Transactions” below, the Company has no arrangements, agreements, or understandings in place at the present time for the issuance or use of the additional shares of Common Stock to be authorized by the proposed Amendment to Increase Capital. The Board of Directors does not intend to issue any Common Stock or securities convertible into Common Stock except on terms that the Board of Directors deems to be in the best interests of the Company and its shareholders.

Although an increase in the authorized shares of Common Stock could, under certain circumstances, have an anti-takeover effect, this proposal to adopt the amendment is not in response to any effort of which the Company is aware to accumulate our stock or obtain control of the Company. Nor is it part of a plan by management to recommend a series of similar amendments to the Board of Directors and shareholders.

If the Company’s shareholders do not approve the increase in authorized shares of Common Stock, the Company will be very limited in its ability to use shares of Common Stock for financing, acquisitions or other general corporate purposes.  Right now, approximately 692,000,000 shares of the 1,000,000,000 authorized shares are currently reserved for issuance upon conversion of certain Convertible Note instruments and the Series B.  See “Certain Transactions” below.  This leaves less than 310,000,000 shares for future issuances.

APPROVAL REQUIRED

Pursuant to Nevada Revised Statutes, the Articles of Amendment must be approved a majority of the voting shares of the Company.

Summary Compensation Table

The following table sets forth certain summary information concerning the cash and non-cash compensation awarded to, earned by, or paid to Charles O’Dowd, our President and Chief Executive Officer, and Wayne Marx our Vice President and Secretary for the fiscal years ended December 31, 2016 and 2015.  These two officers are referred to as the “named executive officers” in this proxy statement.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	All Other Compensation ($)	Total Compensation ($)
Charles O’Dowd	2016	$52,000			$5,000	$52,000
President & CEO	2015	$52,000				$52,000

Wayne Marx	2016	0				0
VP, Director	2015	0				0

Mr. O’Dowd normally receives a salary of $52,000 per year.  Mr. O’Dowd was employed in January, 2009 and works full time for the Company.

Mr. Marx has not received any compensation for his services to the Board of Directors and no arrangements have been made to do so at this time.  It is anticipated that his remuneration for calendar 2017 will remain the same as fiscal 2016.

There is no family relationship between any of the current officers or directors of the Company.

Grants of Equity Incentive Plan-Based Awards

None.

Executive Incentive Equity Incentive Plan

None.

OUTSTANDING EQUITY AWARDS AFTER FISCAL YEAR END

 The following table sets forth information on outstanding option and stock awards held by the named executive officers of the Company at June 30, 2017, including the number of shares underlying both exercisable and un-exercisable portions of each stock option as well as the exercise price and the expiration date of each outstanding option.

Outstanding Equity Awards at Fiscal Year-End
Name	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options un-exercisable (#) (1)	Option Exercise Price ($)	Option Grant Date	Option Expiration Date
Charles O’Dowd	500,000	0	$.001	01/01/2016	01/01/2021

Wayne Marx	500,000	None	None	None	None

(1)	No Equity Awards were outstanding at December 31, 2016 to end of the Fiscal year.
(2)	All options vest 20% per year beginning on the first anniversary of their grant date.

In the aggregate of 1,620,000 stock awards are outstanding under the Equity Incentive Plan as of December 31, 2016.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Other than as disclosed below, during the last two fiscal years, there have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer or beneficial holder of more than 5% of the outstanding common, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest. We have no policy regarding entering into transactions with affiliated parties.

Any future material transactions and loans will be made or entered into on terms that are no less favorable to the Company that those that can be obtained from unaffiliated third parties.  Any forgiveness of loans must be approved by a majority of the Company’s independent directors who do not have an interest in the transactions and who have access, at the Company’s expense, to Company’s or independent counsel.  Until the Company has more than two directors, this policy will not be in effect.

Related party loans are demand notes totaling $179,100 and $177,347, respectively, as of June 30, 2017 and December 31, 2016.  These notes provide for interest at 12% per annum and are unsecured.  Other related party notes totaled $61,399 at June 30, 2017 for loans from a person who is neither an officer or director.

Related party notes payable as of June 30, 2017and December 31, 2016 consists of the following:

Description	June 30, 2017	December 31, 2016
Notes payable – Director bearing interest at 12% per annum, unsecured, demand notes.	$60,000	$60,000
Note payable - Officer bearing interest at 12% per annum, unsecured, demand note	57,701	53,501
Note payable – other bearing interest at 12% per annum, unsecured, demand note.	61,399	63,846
Total	$179,100	$177,347

The first note in the amount of $60,000 provides for interest at 12% per annum and is unsecured.  This note has an accrued and unpaid interest charge of $23,472 and $19,876 at June 30, 2017 and December 31, 2016 respectively.

The second note was increased by another loan in February 2017 in the amount of $4,200. The note is an unsecured demand note and bears interest at 12% per annum. This note has an accrued and unpaid interest charge of $9,143 and $5,812 at June 30, 2017 and December 31, 2016 respectively.

The third note is from a related party and has a current balance of $61,399 as of June 30, 2017 which changes with credit card transactions during each period.  The note is an unsecured demand note and bears interest at 12% per annum. This note has an accrued and unpaid interest charge of $8,997 and $5,254 at June 30, 2017 and December 31, 2016 respectively.

CERTAIN TRANSACTIONS

Until May, 8, 2017, the Company’s common stock was listed on the OTCQB Market under the symbol ABCO. Effective that date, the shares were delisted from the OTCQB because of the failure to cure a bid price deficiency whereby the shares did not close at or above $0.01 for 30 consecutive trading days over the last six [6] month period. The common stock now trades on the OTC Pink Tier under the symbol ABCE. The Company intends to re-apply for listing  on the OTCQB as soon as its shares close on the Pink Tier for $0.01 or more for 30 consecutive days. No assurance can be given that the shares will ever close at or above $0.01 requirement,  if the closing press comply to the requirements, that the application for re-listing will be approved.

During November, 2016, the Company issued an aggregate of 1,449,649 shares to financial consulting entities for services relating to fund raising activities. The total issuance was valued at $103,400 for fair market value as negotiated and that amount is charged to additional paid in capital.

Effective December 31, 2016, the Company entered into a Consulting Agreement (“CA”) with Joshua Tyrell (“Tyrell”) which provides for Tyrell to assist in various business development activities on behalf of the Company, including but not limited to realizing new business opportunities.  In consideration for rendering such services, Tyrell was issued 1,500,000 free trading shares of Company common stock.  The CA has a six month term expiring on March 31, 2017.  On November 7, 2016 and on November 30, 2016, the CA was amended to provide for the payment of an additional 6,300,000 and an additional 5,000,000 free-trading shares, respectively to Tyrell for services rendered due to the huge trading volume of the derivative conversions and to extend the term of the CA to twelve (12) months ending November 7, 2017.  The consultant received a total of 14,300,000 (1,430,000 post reverse split) shares of free trading and restricted common stock valued at $91,600.

The Company has entered into Securities Purchase Agreement with Blackbridge Capital, LLC, a Delaware limited liability company [“SPA”], operating out of New York, New York (“Blackbridge”) whereby Blackbridge has agreed to purchase up to $5,000,000 worth of shares of the Company’s common stock.  The Company has agreed to file a Registration Statement to register such shares for sale to Blackbridge.  In addition, the Company has issued [i] a convertible promissory note to Blackbridge pursuant to the Securities Purchase Agreement equal to $150,000 as a commitment fee, that is currently charged to prepaid expenses until services are provided (the “Blackbridge Note”), [ii] and a $100,000 Convertible Note to cover the expenses to be incurred for the preparation and filing of the Registration Statement and related matters (“Expenses Note”).

On March 13, 2017, the Company and Blackbridge, entered into an Agreement, effective as of March 1, 2017, terminating the SPA.  The Registration Statement on Form S-1 filed by the Company pursuant to the SPA could not be processed because of technical issues raised by the SEC and was withdrawn on February 28, 2017.  In addition, the Blackbridge Note issued by the Company as a commitment fee remains, by its express terms, in full force and effect notwithstanding the termination of the SPA as does the Expenses Note.

During the six-month period ended June 30, 2017 the Company sold an aggregate of 33,143,250 shares of common stock and received or credited gross proceeds of $280,871. Of such shares, 26,362,000 were not issued because of the lack of a sufficient  number of authorized shares. The Company’s Articles of Incorporation were amended on August 17, 2017 to increase the authorized  shares  from 50,000,000 shares to 1,000,000,000 shares after the Company Shareholders  authorized such  Amendment  at a Special Meeting held on August 17, 2017. Expenses of this offering totaled $162,855.  The net proceeds of $118,016 were used for working capital, corporate expenses, legal fees and public company expenses. The unissued shares with equity valuation of $178,169 will be issued after the special meeting.

The Board of Directors of the Company has approved a reverse stock split of its common stock, at a ratio of 1-for-10 (the “Reverse Stock Split”).  The Reverse Stock Split became effective with FINRA (the Financial Industry Regulatory Authority) and in the marketplace on January 13, 2017 (the “Effective Date”), whereupon the shares of common stock began trading on a split adjusted basis.  On the Effective Date, the Company’s trading symbol was changed to “ABCED” for a period of 20 business days, after which the “D” will be removed from the Company’s trading symbol, which will revert to the original symbol of “ABCE”.  In connection with the Reverse Stock Split, the Company’s CUSIP number will change to 00287V204.  On the Effective Date, the total number of shares of the Company’s Common Stock held by each stockholder will be converted automatically into the number of whole shares of Common Stock equal to (i) the number of issued and outstanding shares of Common Stock held by such stockholder immediately prior to the Reverse Stock Split, divided by (ii) 10.  No fractional shares will be issued, and no cash or other consideration will be paid.  Instead, the Company will issue one whole share of the post-Reverse Stock Split Common Stock to any stockholder who otherwise would have received a fractional share because of the Reverse Stock Split.

As a result of the Reverse Stock Split the number of authorized shares of common stock was reduced to 50,000,000 from 500,000,000 shares.  The Company has called a Special meeting for June 22, 2017 to authorize an amendment to the Articles of Incorporation to increase the authorized capital to 1,000,000,000 common shares and 100,000,000 preferred shares.

On January 11, 2017, the Company issued a $45,000 one [1] year convertible Note to Crown Bridge Partners, LLC. After the OID and other issuance expenses, the Company netted $40,000. The Note is convertible into shares of common stock at a discount rate of 48% off of the lowest average closing price for the 20 trading day period prior to the date on the notice of conversion.

On February 25, 2017, the Company replaced its current auditors, Thayer-O’Neal Company, LLC (“Thayer”) with Fruci & Associates II, PLLC (“Fruci”).  There were no disagreements between the Company and Thayer regarding accounting principles or practices, disclosure requirements or auditing scope or procedures which resulted in this change of auditors.  Fruci conducted the audit of the Company’s financial statements for the fiscal year ended December 31, 2016 which appeared its Form 10-K has its fiscal year ended December 31, 2016.

DIRECTORS AND OFFICERS

Executive Officers

Name	Age	Position	Position(s) Since
Charles O’Dowd	68	CEO, President, Secretary, Director	July 1, 2011
Wayne Marx	67	Vice President, Director	July 1, 2011

COMPENSATION OF DIRECTORS

At this time, directors receive no remuneration for their services as directors of the Company, nor does the Company reimburse directors for expenses incurred in their service to the Board of Directors. The Company does not expect to pay any fees to its directors for the 2017 fiscal year.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

At present, we do not have employment agreements with any of our Executive officers.  There is no pending litigation or proceeding to which the Company is a party that may materially affect the business or its assets. The Company is not subject to any adverse order, judgment or decrees entered in connection with the offering by the regulatory authorities in each state; by any court; or by the Securities and Exchange Commission.

Directors, Executive Officers, Promoters and Control Persons, Conflicts of Interest

No retirement, pension, profit sharing, or insurance programs exist for Officers or Directors.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS AND OFFICERS

The following table summarizes certain information regarding the beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of outstanding Common Stock as of  August31, 2017 by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each of our directors, (iii) each of our named executive officers (as defined in Item 403(a) of Regulation S-K under the Securities Act), and (iv) all executive officers and directors as a group. Except as indicated in the footnotes below, the security and stockholders listed below possess sole voting and investment power with respect to their shares.

Name of Beneficial Owner (1)	Amount and Nature of Common Stock	Percent of Class (2)	Amount and Nature of Beneficial Owner of Preferred Stock	Percent of Preferred Stock (3) Class (3)

Charles O’Dowd	400,000	.004%	6,000,000	40.0%
Wayne Marx	100,000	.001%	1,000,000	6.7%
All Officers, Directors and 5% Shareholders-As a Group	500,000	.005%	7,000,000	46.7%

(1) “Beneficial Owner” means having or sharing, directly or indirectly (i) voting power, which includes the power to vote or to direct the voting, or (ii) investment power, which includes the power to dispose or to direct the disposition, of shares of the common stock of an issuer. The definition of beneficial ownership includes shares, underlying options or warrants to purchase common stock, or other securities convertible into common stock, that currently are exercisable or convertible or that will become exercisable or convertible within 60 days. Unless otherwise indicated, the beneficial owner has sole voting and investment power.

(2) For each shareholder, the calculation of percentage of beneficial ownership is based upon 89,308,696 shares of Common Stock outstanding as of August 31, 2017, and shares of Common Stock subject to options, warrants and/or conversion rights held by the shareholder that are currently exercisable or exercisable within 60 days, which are deemed to be outstanding and to be beneficially owned by the shareholder holding such options, warrants, or conversion rights. The percentage ownership of any shareholder is determined by assuming that the shareholder has exercised all options, warrants and conversion rights to obtain additional securities and that no other shareholder has exercised such rights.

(3) These shares are convertible into ten (10) shares of common stock at an exercise price of $.001 per share.

(4) Based upon 15,000,000 shares of Preferred Stock, outstanding as of September 15, 2017.

Changes in Control

On September 15, 2017, the Board of Directors authorized the issuance of shares of 15,000,000 Series B Convertible Preferred Stock (“Series B”), which provides for 20 votes of each issued share of the Series B and provides that Series B holders are entitled to vote together with holders of common stock with respect to any matter upon which the holders of Common Stock have the right to vote on. The Series B is also convertible into 10 shares of Common Stock for each  share of Series B. The Series B were issued to each director and to certain consultants (collectively “Control Shareholders” to the Company as follows:

Name	Positions	No. of Shares of Series B
Charles O’Dowd	President, CEO and Director	6,000,000
Wayne Marx	Secretary and Director	1,000,000
Absaroka Communications Corp	Consultant	4,000,000
Cereus Consulting LLC	Consultant	4,000,000

The Series B were issued to allow for the Company’s Management to continue to guide the Company forward in view of some business challenges facing the Company now.  At September 15, 2017 there were 125,694,900 shares of Common Stock outstanding.  The Control Shareholders and  the  Series B holders, by written consent, adopted the Amendment to Increase Capital to increase the authorized number of Common Stock from 1,000,000,000 to 2,000,000,000 shares for the reasons hereinabove set forth above under the captain “Reasons for the Increase”.

The issuance of the Series B resulted in a change of control of the Company as  that term is defined under in the  defined in the Securities Act of 1933, as amended [ the “1933 Act”].  As of the date of this Information Statement, there was 125,694,900 shares of Common Stock outstanding, of which the Control Shareholders own 27,500,000 common shares and 15,000,000 shares of preferred Stock, each with has 20 votes for each Preferred share  held by them of record. The holders of the Preferred  are also entitled to own additional 150,000,000 common shares upon conversion of the Preferred Stock.  As a result of owning  of  these shares of Common and Preferred Stock, the Control Shareholders will have voting  control the Company.

On September 15, 2017, the Board of Directors of the Company authorized the issuance of restricted shares of common stock, (“New Restricted Common Shares”) to the Control Shareholders as follows:

Name	Positions	Number of New Restricted Common Shares
Charles O’Dowd	President, CEO and Director	9,000,000
Wayne Marx	Secretary and Director	1,000,000
Absaroka Communications Corp	Consultant	8,000,000
Cereus Consulting, LLC	Consultant	8,000,000
UND, LLC	Consultant	1,000,000
Total		27,000,000

The New Restricted Common Shares were issued for services rendered to the Company and such New Restricted Common Shares, together with the Series B allows the Company Management to continue to guide the Company forward in view of some business challenges facing the Company now.  These Shares were issued  upon an exemption from registration  pursuant   to Section 4(2) of the 1933 Act and Rule 506 of Regulation D under the 1933 Act.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes of ownership with the SEC.  Our officers, directors and 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms so filed.

Based solely on a review of copies of such forms received and written representation letters from our executive officers and directors, we believe that, during the last fiscal year, all executive officers and directors complied with the Section 16(a) reporting requirements, except that Forms 5 for each director to report the respective grants of common stock as their retainers were filed late.

ADDITIONAL INFORMATION

A copy of our 2015 Special report is awards to each shareholder of record.  Shareholders disowning a copy of the Special report may obtain one without charge.  Requests and inquiries should be addressed to: ABCO Energy, Inc., 2100 North Wilmot, Suite 211, Tucson, AZ 85712, Attn: Corporate Secretary, (520) 777-0511.

We have also filed a copy of our 2015 Form 10-K and this proxy statement with the SEC, which are available on its website at www.sec.gov, and are also available on our website at www.ir.abcoenergy.com.  Information on, or that can be accessed through, our website is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any other filings we make with the SEC.

WHERE YOU CAN FIND MORE INFORMATION

The SEC maintains a website that contains reports, proxies and information statements and other information regarding the Company and other issuers that file electronically with the SEC at www.sec.gov. The Company’s proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the SEC’s website. Shareholders may also read and copy materials that the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. Shareholders may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

INCORPORATION BY REFERENCE

The SEC allows the Company to “incorporate by reference” into this Proxy Statement documents it files with the SEC. This means that the Company can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this Proxy Statement, and later information that the Company filed with the SEC as specified below will update and supersede that information. Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Company incorporates by reference the following filing:

•	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed on April 17, 2017;

•
The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016, September 30, 2016 and March 31, 2017, as filed on May 10, 2016, August 20, 2016, November 21, 2016 and May 22, 2017, respectively; and

•	The Company’s Current Reports on Form 8-K, as filed on May 15, 2016, October 24, 2016, November 29, 2016, December 13, 2016, March 15, 2017 and May 10, 2017.

If you have any questions or require any assistance in voting your shares, please call:

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Proxy Statement on Schedule 14C to be signed on its behalf by the undersigned duly authorized.

ABCO ENERGY, INC.

Dated: September 18, 2017	By:	/s/ Charles O’Dowd
Name: Charles O’Dowd
Title: Chief Executive Officer

EXHIBIT A

PROPOSED AMENDMENT TO ABCO ENERGY, INC. ARTICLES OF INCORPORATION
ARTICLE 3 – SHARES—Common Stock

The total number of shares of common stock which the corporation has authority to issue is 2,000,000,000, par value $0.001 per share (hereinafter the “Common Stock”).  Except to the extent required by governing law, rule or regulation, the shares of common stock may be issued from time to time by the Board of Directors without further approval of stockholders.  The Corporation shall have the authority to purchase its common stock out of funds lawfully available therefore.  The Common Stock shall not have any preemptive rights.